UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 23, 2015

ROMULUS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-194070	80-0922058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Erbenova 15 Prague, Czech Republic		15000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +420228880393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2015, Romulus Corp., a Nevada corporation (the “Romulus Parent”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Natural Resources Corporation, a Delaware corporation (“NRC”), Romulus Merger Corp., a Delaware corporation (“Romulus Sub”), and Eastwin Capital Pte Ltd, a Singapore private limited company (“Eastwin”). Romulus Parent is currently a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

Under the Merger Agreement, Romulus Sub, a wholly-owned subsidiary of Romulus Parent, will merge with and into NRC (the “Merger”) after which Romulus Sub will cease to exist and NRC will be the surviving corporation in the Merger, and each outstanding share of NRC’s common stock will be converted into the right to receive shares of Romulus Parent (the “Merger Shares”) as described below, subject to each holder of NRC’s common stock right to exercise appraisal rights of such shares in accordance with the Delaware General Corporation Law. Prior to execution of the Merger Agreement, Eastwin acquired 8,000,000 shares of Romulus Parent’s common stock (the “Eastwin Shares”) from Artem Rusakov (“Rusakov”), the majority shareholder of Romulus Parent, and in consideration for certain services to be provided by Eastwin to NRC, NRC will reimburse $375,000 of the purchase price on behalf of Eastwin (the “Eastwin Payment”), or, at Eastwin’s direction, NRC will pay all or a portion of the Eastwin Payment into escrow within 30 days of execution of the Merger Agreement as part of the purchase price. The Eastwin Payment will be reimbursed to NRC in the event the Merger Agreement is terminated.

In the aggregate, holders of the shares of NRC’s common stock will receive approximately 124,000,000 Merger Shares in exchange for all of the outstanding shares of NRC’s common stock. As a result of the Merger, NRC will be a wholly-owned subsidiary of Romulus Parent.

The Merger Agreement contains usual and customary representations and warranties that NRC, on the one hand, and Romulus Sub and Romulus Parent, on the other hand, made to each other as of specific dates. The assertions embodied in the representations and warranties of the parties were made solely for purposes of the Merger Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including confidential disclosure schedules containing information that modifies, qualifies and creates exceptions to such representations and warranties. Moreover, several representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between NRC and Romulus Parent and Romulus Sub rather than establishing matters as facts. The Merger Agreement also contains certain customary covenants, including covenants regarding the operation of NRC’s business prior to the closing of the Merger.

The Merger Agreement contains certain termination rights for each of NRC, on the one hand, and Romulus Parent and Romulus Sub, on the other hand, and provides a fiduciary out in the event NRC receives a superior offer before obtaining required approval of NRC’s shareholders. The Merger Agreement will be terminated if the Merger is not consummated by August 31, 2015.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

The Merger Agreement has been approved by the boards of directors of each of NRC and Romulus Parent. The closing of the Merger is subject to certain conditions precedent including obtaining required approval of NRC’s shareholders, as well as other customary closing conditions.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, a change in control of Romulus Parent has occurred upon the transfer of approximately 72.59% of the ownership of Romulus Parent from Rusakov to Eastwin. Prior to the execution of the Merger Agreement, Eastwin acquired 8,000,000 shares of Romulus Parent’s common stock from Rusakov in exchange for a total of $383,000 (the “Rusakov Payment”), which will be paid by (a) cash held by Eastwin and (b) the Eastwin Payment made by NRC on behalf of Eastwin. On March 23, 2015, $200,000 of the Rusakov Payment was paid by Eastwin to Rusakov, with the balance of the Rusakov Payment to be paid on or prior to the closing of the Merger. The Eastwin Payment will be secured by the Eastwin Shares, which have been pledged to secure payment of the Eastwin Payment. The Eastwin Payment will be paid into an escrow fund within 30 days of execution of the Merger Agreement. As a result of this change in control, the existing director of Romulus Parent has been replaced by its new directors, David Chong and Ser Miang Chua, as described in Item 5.02 of this Current Report on Form 8-K.

Upon consummation of the Merger as described in Item 1.01, an additional change in control of Romulus Parent will occur, following which Romulus Parent will remain a “shell company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934. Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to and as a result of the terms of the Merger Agreement and the change in control described in Item 5.01 of this Current Report on Form 8-K, the current sole director of the Company, Rusakov, has been removed and replaced by David Chong and Ser Miang Chua who were appointed to the board of directors of Romulus Parent as of March 23, 2015. In addition, David Chong, age 53, has been appointed as Vice President, Secretary and Treasurer and Ser Miang Chua, age 47, has been appointed as Chief Executive Officer and President, each as of March 23, 2015.

David Chong, a citizen of Singapore, has served as Chief Financial Officer and Secretary of China Recycling Energy Corporation (“CREG”) since December 30, 2010; prior to that role, Mr. Chong served as a consultant with CREG since June 2010. Before joining CREG, Mr. Chong served as Chief Financial Officer for Guangdong Yan Zhi Hong Shoes Manufacturing Co., Ltd from 2007 to 2010. From 1991 to 2007, Mr. Chong served as the Financial Controller for Amtek Engineering Limited, where he managed the financial operations of six plants in China with annual revenues in excess of $250 million. Mr. Chong holds the qualification in Professional Accountancy Studies from ACCA (the Association of Chartered Certified Accountants) and is fluent in both English and Mandarin. Mr. Chong’s experience working with large manufacturing companies, his familiarity navigating China, US, Europe, Singapore and other capital markets and his expertise in international financial management and operations, auditing, funding, business development, internal control maintenance, corporate governance and investor relations were leading factors in his appointment as Vice President, Secretary and Treasurer of Romulus Parent.

Ser Miang Chua is the Lead Independent Director of Yamada Green Resources Limited (“YGRL”), and was appointed to YGRL’s board of directors on September 23, 2013. He is the Chairman of the Auditing and Nominating Committees and a member of the Remuneration Committee for YGRL. Mr. Chua has more than 20 years of experience in the financial industry. From 2000 to 2006, he worked at various financial institutions such as Overseas Union Bank Limited, HL Bank (Singapore branch), Daiwa Securities SMBC Singapore Limited and Asia Growth Capital Advisory Pte Ltd where he was involved mainly in corporate finance. From 2006 to 2012, Mr. Chua was a Director of Corporate Finance in DMG & Partners Securities Pte Ltd, a stockbroking company. Mr. Chua is also currently a director of Eastwin. Mr. Chua obtained his Bachelor of Business Administration (Second Class Upper) from National University of Singapore in 1993. He is also a member of CFA Institute, USA. Mr. Chua’s experience with business consultancy, international corporate finance and financial management were leading factors in his appointment as Chief Executive Officer and President of Romulus Parent.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 23, 2015, Rusakov, as the majority stockholder of Romulus Parent constituting approximately 72.59% of the voting power of the outstanding shares of Romulus Parent’s common stock, authorized and approved by written consent in lieu of a meeting the changes made to our directors and officers as described in Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following documents are filed herewith as exhibits hereto:

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization between Natural Resources Corporation, Romulus Corp., Romulus Merger Sub, Inc., and Eastwin Capital Pte Ltd dated March 23, 2015.

Forward-Looking Statements

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMULUS CORP.
Date: March 23, 2015	By:	/s/ Ser Miang Chua Chief Executive Officer and President